TABLE OF CONTENTS

         Page

1.

PURCHASE AND SALE OF UNITS

1

2.

BVF’S AND OTHER BUYERS’ REPRESENTATIONS AND WARRANTIES.

3

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

7

4.

COVENANTS.

25

5.

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

28

6.

CONDITIONS TO EACH BUYERS’ OBLIGATION TO PURCHASE.

29

7.

INDEMNIFICATION.

31

8.

MISCELLANEOUS.

32

SCHEDULES

Schedule 3(c)	-	Capitalization
Schedule 3(e)	-	Conflicts
Schedule 3(1)	-	Integration
Schedule 3(n)(i)	-	Intellectual Property Rights - Patents and Patent Applications
Schedule 3(n)(ii	-	Intellectual Property Rights - Agreements
Schedule 3(o)	-	Personal Property
Schedule 3(w)	-	Transactions with Affiliates
Schedule 4(e)	-	Use of Proceeds

EXHIBITS

Exhibit A	-	TSX Personal Information Form
Exhibit B	-	Form of Company Counsel Opinion

- ii -

INDEX OF DEFINED TERMS

         Page

1933 Act	1
1934 Act	12
Agreement	1
Balance Sheet	14
Blue Sky	26
British Columbia Securities Laws	1
Business Day	2
Buyers	1
BVF	1
Canadian Documents	12
Canadian Securities Laws	3
Closing	2
Common Stock	1
Company	1
Company Rights Plan	23
Constating Documents	10
ERISA	16
Executive Officer	16
Form 20-F	9
Hazardous Materials	20
Indemnified Liabilities	32
Indemnities	31
Material Adverse Effect	7
Permits	21
Plans	17
Principal Market	28
Prohibited Transaction	26
Purchase Price	2
Purchased Royalties	1
Regulation D	1
Reporting Period	27
Resolutions	30
Rule 144	4
SEC	1
SEC Documents	12
Securities	3
Security Agreement	3
Series A Preferred Stock	9
Series B referred Stock	9
Series C Preferred Stock	9
Series D Preferred Stock	9
Series E Preferred Stock	9
Subsidiaries	7
Transaction Documents	8
Trust Indenture	2
Unit Shares	2
Units	1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of May 3, 2006, by and among MIGENIX Inc., a British Columbia Company, with headquarters located at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2 (the “Company”), and the Biotechnology Value Fund, L.P., located at One Sansome Street, San Francisco, CA  94104 (“BVF”) and other accredited investors resident in the United States and listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.

The Company, BVF, and the other Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and the registration and prospectus requirements of the British Columbia Securities Act (“British Columbia Securities Laws”).

B.

The Company has deemed it desirable to sell, assign, transfer and convey a portion of its right, title and interest in and to certain royalties (the “Purchased Royalties” ) that are paid or payable to the Company from the sale of CPI 226 (Omiganan 1% aqueous gel) and omiganan pentahydochloride pursuant to the existing license agreements between the Company and each of Cadence Pharmaceuticals, Inc. and Cutanea Life Sciences Inc.;

C.

To evidence the sale of the Purchased Royalties, the Company has authorized the issuance of up to 29,465 Royalty Conversion Units (the “Units”) and up to 17,679,000 shares of the Company’s common stock, without par value (the “Common Stock”), to be issued upon conversion of the Units, all in accordance with the terms of the Agreement.

D.

As more fully set forth below, BVF and the other Buyers wish to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 29,465 Units on the Closing Date (as defined below).

E.

The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.

PURCHASE AND SALE

(a)

Purchase of Purchased Royalties and Units.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyers, and the Buyers agree to purchase from the Company, the number of Units, set forth opposite such Buyer’s name on the Schedule of Buyers (the “Closing”).

(b)

The Closing.

The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Vancouver time, on Wednesday, May 3, 2006 (or such other date or time as is mutually agreed to by the Company and BVF), subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6.  The Closing shall occur on the Closing Date at the offices of Farris, Vaughan, Wills & Murphy LLP, 25th Floor, 700 West Georgia Street, Vancouver, B.C. V7Y 1B3.  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of Vancouver, British Columbia are authorized or required by law to remain closed.

(c)

Price and Other Terms of the Units.

Each Buyer shall receive one (1) Unit certificate representing the number of Units set forth opposite such Buyers’ name on the Schedule of Buyers in substantially the form attached to the Trust Indenture (as defined herein), in the amounts indicated in the Schedule of Buyers.  The purchase price of each Unit (“Purchase Price”) shall be $300.00 (Canadian dollars).  For purposes of this Agreement, all dollar amounts and closing prices shall be calculated in Canadian dollars unless explicitly stated to the contrary.

The Units will:

(i)

be issued pursuant to a trust indenture (the “Trust Indenture”) to be entered into between the Company and Computershare Trust Company, Inc. (the “Trustee”) in a form acceptable to BVF, the other Buyers and the Trustee;

(ii)

evidence the interest of the holder in the Purchased Royalties in accordance with the terms and conditions of the Trust Indenture;

(iii)

provide to the holder (and, in certain circumstances, the Company) the option to convert the Units into Common Stock (the “Unit Shares”) in accordance with the terms and conditions of the Trust Indenture; and

(iv)

provide to the Trustee, for the benefit of BVF and the other Buyers, a first lien security interest in certain assets of the Company in accordance with the terms and conditions of a security agreement (the “Security Agreement”) to be entered into between the Company and the Trustee.

(d)

Form of Payment.

At the Closing, on the Closing Date, the Buyers will deliver the Purchase Price for the number of Units set forth on the Schedule of Buyers and Company shall deliver the Units to the Buyers and BVF, as applicable, subject to the terms and conditions herein.  Said Purchase Price shall be delivered by wire transfer of immediately available funds in accordance with Company’s written wire instructions.

(e)

TSX Personal Information Forms.

At the Closing, BVF and each other Buyer shall deliver to the Company an executed TSX Personal Information Form, if required, in substantially the form set forth herein as Exhibit A.

2.

BVF’S AND OTHER BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer severally represents and warrants with respect to only itself that:

(a)

Investment Purpose.

Such Buyer (i) is acquiring the Units; and (ii) upon conversion of the Units held by it, will acquire the Unit Shares issuable upon exercise thereof (the Units and the Unit Shares collectively are referred to herein as the “Securities”) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and exempted from the registration and prospectus requirements of applicable Canadian securities laws (the “Canadian Securities Laws”); provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or purs uant to a registration statement or an exemption under the 1933 Act or the Canadian Securities Laws.

(b)

Accredited Investor Status/Minimum Investment Amount.

Such Buyer: (i) is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act; (ii) is purchasing Units as principal having an aggregate acquisition cost to such Buyer of at least $150,000; and (iii) if not an individual, pre-existed the offering of the Units, has a bona fide business purpose other than the investment in the Units and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation.

(c)

Reliance on Exemptions.

Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States and the registration and prospectus requirements of British Columbia Securities Laws and that the Company is relying upon the truth and accuracy of, and such Buyers’ compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)

Information.

Such Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyers’ right to rely on the Company’s representations and warranties contained in this Agreement.

(e)

Transfer or Resale.

Such Buyer understands that:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder to the extent such laws are applicable, (B) such Buyer shall have delivered to the Company, if requested, an opinion of counsel or other evidence of exemption, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 1 44 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws, or (D) such Buyer sells the Securities outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations and a declaration substantially in the form set out in the Trust Indenture.

Such Buyer also understands that: (i) the Company is relying on an exemption from the requirements to provide the Buyer with a prospectus and to sell the Securities through a person registered to sell the Securities under Canadian Securities Laws and, as a consequence of acquiring said Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable British Columbia Securities Laws, including statutory rights of rescission or damages, may not be available to the Buyer, (ii) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; (iii) there is no government or other insurance covering the Securities; (iv) there are risks associated with the purchase of the Securities; (v) no person has made to the undersigned any written or oral representations: (a) that any person will resell or repurchase the Securitie s, (b) that any person will refund the purchase price for the Securities, (c) as to the future price or value of the Securities, or (d) that the Securities will be listed and posted for trading on any stock exchange or that application has been made to list the Securities on any stock exchange, other than listing of the Unit Shares on the TSX; (vi) there are restrictions on the Buyers’ ability to resell the Securities and it is the responsibility of the undersigned to find out what those restrictions are and to comply with them before selling the Securities; (vii) the Buyer has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and Buyer is solely responsible  (and the Company is in no way responsible) for compliance with applicable resale restrictions other than the Company’s obligation to use all reasonable commercial efforts to maintain the listing of the Common Stock and U nit Shares on the TSX; and (viii) except as set forth herein, in the Transaction Documents, the Canadian Documents and the SEC Documents (all as defined herein), the Buyers’ decision to execute this Agreement and purchase the Securities has not been based upon any oral or written representation as to fact made by or on behalf of the Company, and that its decision is based solely upon its review of the information set out in this Agreement, the Transaction Documents, the Canadian Documents and the SEC Documents.

(f)

Legends.

(i)

Except as set forth in subparagraph (iv) below, such Buyer understands that the Units and the stock certificates representing the Unit Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Units and Unit Shares and stock certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION, IF REASONABLY REQUESTED BY THE CORPORATION, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION IF REQUESTED BY THE COMPANY, IN A GENERALLY ACCEPTABLE FORM.”

(ii)

Provided, the legend above may be removed by providing either (A) a declaration to the Company’s transfer agent in a form acceptable to it to the effect that the sale of the Units and/or Unit Shares, as applicable, is being made in compliance with Rule 904 or (B) a request from the Company to the Company’s transfer agent for removal if (x) such Buyer has provided to the Company, if reasonably requested, an opinion of counsel or other evidence of exemption, in a generally acceptable form, to the effect that such Units and/or Unit Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (y) such Buyer has provided the Company with reasonable assurances that such Units and/or Unit Shares, as applicable, can be sold, assigned or transferred in compliance with Rule 144.  In any event set forth in the preceding sentence, the Company shal l be obligated to promptly reissue or cause the transfer agent to promptly reissue unlegended certificate(s); provided, however, that it is agreed that no opinion of counsel shall be required for transactions made pursuant to Rule 144 or Rule 904 under the 1933 Act.

(iii)

Except as set forth in subparagraph (v) below, such Buyer also understands that the following restrictive legends will be required under Canadian Securities Laws and the policies of the TSX to be placed on the certificates representing the Common Stock or Warrant Shares:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date that is 4-month and 1 day from the Closing Date.]

(iv)

Provided, the legends above may be removed in the event Buyer has provided the Company’s transfer agent the declaration a form acceptable to it or the Company has instructed the transfer agent to remove the legends pursuant subparagraph (ii) above, in either case on or after the date that is four months and one day following the Closing Date.

(g)

Authorization; Enforcement; Validity.

This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)

Residency.

Such Buyer is a resident of that country, state or province specified in its address on the Schedule of Buyers.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to BVF and each of the other Buyers that:

(a)

Organization and Qualification.

The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is in good standing under the Canadian Securities Laws and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized.  The Company and its Subsidiaries have the requisite corporate or other power and authorization to own their properties and to carry on their busines s as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

(b)

Authorization; Enforcement; Validity.

The Company has the requisite corporate power, capacity and authority to enter into, deliver and perform its obligations under this Agreement, the Trust Indenture, the Security Agreement and such other agreements as may be entered into by the Company pursuant to the terms of the Trust Indenture, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units and the reservation for issuance and the issuance of the Unit Shares issuable upon conversion of the Units, have been duly authorize d by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders (except to the extent that approval of the Transaction Documents may be required pursuant to the rules of the TSX).  The Transaction Documents have been duly executed and delivered by the Company.  The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies; and (ii) to the extent that rights to indemnity and contribution may be limited by United States federal and state or Canadian Securities Laws or the public policy underlying such laws.

(c)

Capitalization.

As of the date hereof and the Closing Date, the authorized capital stock of the Company consists of an unlimited number of shares divided into:

(i)

unlimited shares of Common Stock, without par value, of which as of the date hereof 74,258,656 shares of Common Stock are issued and outstanding, 5,339,375 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option and similar plans, and approximately 9,424,551 shares of Common Stock are issuable and reserved for issuance pursuant to agreements, warrants or securities (other than preferred stock) exercisable or exchangeable for, or convertible into, shares of Common Stock, and

(ii)

unlimited shares of preferred stock, without par value, of which as of the date hereof, 14,600,000 shares are issued and outstanding and, of which 350,000 are designated Series A Redeemable Convertible Preferred Shares (“Series A Preferred Stock”), 1,000,000 are designated Series B Redeemable Convertible Preferred Shares (“Series B Preferred Stock”), 5,250,000 are designated Series C Redeemable Convertible Preferred Shares (“Series C Preferred Stock”), 4,000,000 are designated Series D Redeemable Convertible Preferred Shares (“Series D Preferred Stock”) and 4,000,000 are designated Series E Redeemable Convertible Preferred Shares (“Series E Preferred Stock”).

All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in this subsection (c) and Schedule 3(c):

(A)

no shares of the Company’s capital stock are subject to pre-emptive rights or any other similar rights (arising under Canadian or British Columbia law, the Company’s Notice of Articles and Articles or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company;

(B)

there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries;

(C)

there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound, except as disclosed in the Company’s audited financial statements for the year ended April 30, 2005 as filed with the Securities and Exchange Commission on Form 20-F for the year ended April 30, 2005 (the “Form 20-F”);

(D)

there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility, except as disclosed in the Company’s audited financial statements for the year ended April 30, 2005 on the Form 20-F;

(E)

there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act or equivalent provisions of applicable Canadian Securities Laws;

(F)

except as disclosed in the Company’s audited financial statements for the year ended April 30, 2005 as filed with the Form 20-F, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions or liquidation preferences, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

(G)

there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement;

(H)

the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement and

(I)

the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents or Canadian Documents (as defined herein) but not so disclosed in the SEC Documents or Canadian Documents and, since April 30, 2005, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses, the Company and its Subsidiaries have incurred no liabilities or obligations which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.  The Company has furnished to each Buyer true and correct copies of the Company’s Notice of Articles and Articles, as amended and as in effect on the date hereof  and on the Closing Date (the “Constating Documents”), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material r ights of the holders thereof in respect thereto except for stock options granted under any benefit plan or stock option plan of the Company approved by the Board of Directors of the Company.  Under the Company’s current capital structure, without shareholder approval, the Company does not have the power and authority to issue a series or class of preferred stock which has a liquidation preference senior to its Series A Preferred Stock or Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

(d)

Issuance of Securities.

The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be

(i)

validly issued, fully paid and non-assessable; and

(ii)

free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company including, but not limited to, rights of first refusal, co-sale rights or “drag-along” rights, registration rights or voting rights.

Upon issuance in accordance with the Units, the Unit Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Based, in part, on reliance on the representations and warranties of each of the Buyers in the Transaction Documents, the issuance by the Company of the Securities is exempt from registration under the 1933 Act and from the registration and prospectus requirements of British Columbia Securities Laws.

(e)

No Conflicts.

The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Unit Shares) will not:

(i)

result in a violation of the Constating Documents;

(ii)

conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or

(iii)

result in a violation of any law, rule, regulation, order, judgment or decree (including Canadian and U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Constating Documents or their organizational charter or by-laws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.  Except as s pecifically contemplated by this Agreement, as required under the 1933 Act, or as required by Blue Sky filings, or as required under the British Columbia Securities Laws or as required by the applicable rules and policies of the TSX, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents.  Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company is not in violation of the listing requirements of the Principal Ma rket, and has no knowledge of any facts, which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

(f)

SEC Documents; Canadian Documents; Financial Statements.

Since April 30, 2005, the Company has filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the:

(i)

SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”); and

(ii)

securities commissions or other applicable provincial securities regulatory authorities, including the TSX (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as “Canadian Documents”).

As of the date of filing of such SEC Documents and Canadian Documents, such SEC Documents and Canadian Documents, as they may have been subsequently amended by filings made by the Company with the SEC or applicable Canadian securities regulatory authorities or TSX prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC or Canadian Securities Laws applicable to the SEC Documents or Canadian Documents.  None of the SEC Documents or Canadian Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC or applicable Canadian securities regulatory authority prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in th e light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents or Canadian Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or applicable Canadian Securities Laws with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to n ormal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents or Canadian Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act or with the applicable Canadian securities regulatory authorities pursuant to the Canadian Securities Laws.

(g)

Absence of Certain Changes.

Except as disclosed in the Canadian Documents and the SEC Documents, since April 30, 2005, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.  Except as disclosed the Canadian Documents and the SEC Documents, since April 30, 2005, and as of the date hereof, the Company has not (i) issued any stock, bond, or other corporate security; (ii) borrowed any amount or incurred or become subject to any liability (absol ute, accrued, or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business; (iii) discharged any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued, or contingent), other than current liabilities shown on the balance sheet dated April 30, 2005 and incorporated in such Form 20-F (the “Balance Sheet”) and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business; (iv) declared or made any payment, distribution, or dividend to stockholders or purchased or redeemed any share of its capital stock or other security; (v) mortgaged, pledged, encumbered, or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable; (vi) sold, assigned, transferred or any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim; (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret, or other intangible asset; (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice; (x) made any material change in the manner of business or operations of the Company; (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing; in each case where the value of such transaction(s) (other than capital expenditures), individually or in the aggregate, would be in excess of $500,000 and would be outside of the ordinary course of business, or in the case of capital expenditures, where the cost, individually or in the aggregate, would be in excess of $1,000,000.

(h)

Absence of Litigation.

Except as specifically disclosed in the Form 20-F (including the financial statements attached as an exhibit thereto), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization, arbitrational organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock, the preferred stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such or, with respect to the Company and its Subsidiaries, to the extent that any such action or threatened action does not set forth potential liability, claims or charges individually in excess of $100,000, or in the aggregate in excess of $500,000.  The Company is not in default with r espect to any order, writ, injunction, or decree known to or served upon the Company by any court or by any government agency, domestic or foreign.  There is no action or suit by the Company pending or threatened against others.  To the knowledge of the Company, none of the directors or officers of the Company have been a party to any securities-related litigation during the past five years.

(i)

Acknowledgement Regarding Buyers’ Purchase of Securities.

The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyers’ purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by t he Company and its representatives.

(j)

No Undisclosed Events, Liabilities, Developments or Circumstances.

Except for the issuance of the Units contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that is or would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed.

(k)

No General Solicitation.

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(l)

No Integrated Offering.

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or Canadian Securities Laws or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or Canadian Securities Laws or, except as set forth on Schedule 3(l), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the i ssuance by the Company of any of the Securities under the 1933 Act or Canadian Securities Laws or, except as set forth on Schedule 3(l), cause the offering of the Securities to be integrated with other offerings.

(m)

Employment Matters; ERISA Matters.

(i)

Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.  None of the Company’s or its Subsidiaries’ employees is a member of a union which relates to such employee’s relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good.  No Executive Officer has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  No Executive Officer, to the knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary inform ation agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such Executive Officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters that would have a Material Adverse Effect. For purposes of this Agreement, “Executive Officer” shall mean the President and CEO and all Vice Presidents.

(ii)

The Company and its Subsidiaries are in compliance with all Canadian federal, state, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, there are no pending investigations involving the Company or any of its subsidiaries by any Canadian or provincial authority or the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company’s knowledge, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before any governmental authority or any strike, picketing, boycott, dispute, slowdown or stoppage pen ding or threatened against or involving the Company or any of its Subsidiaries.  No representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries.  No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries.  No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. Every employee benefit plan (whether or not subject to the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by the Company or any member of its controlled group (collectively the “Plans”) is in full force and effect.  Except for such failures that would not, either individually or in the aggregat e, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, Canadian or provincial tax laws and other applicable laws.

(n)

Intellectual Property Rights.

(i)

Schedule 3(n)(i) sets forth the complete list of patents and patent applications comprising the intellectual property of the Company covered by the Subject Agreements (the “Subject IP”) that are owned by the Company and, to the knowledge of the Company, represent all such patent rights necessary for the Company or its licensees under the Subject Agreements to exclude others from making, using, selling or offering to sell the licensed products, except as otherwise disclosed herein.  For each listed patent and patent application, included are the countries in which such patents are issued or registered and in which such patent applications are pending, the application number, the patent or registration number, the title and the filing date thereof.  The Company has no knowledge of any facts that would form a basi s for a belief that any of the patents listed on Schedule 3(n)(i) are or would necessarily be determined to be invalid or unenforceable.  The Company has no knowledge of any facts that would form a basis for a belief that any of the patent applications listed on Schedule 3(n)(i) do not contain patentable subject matter.

(ii)

Schedule 3(n)(ii) sets forth the complete list of agreements that grant or have granted an interest by the Company in or to the Subject IP.  To the knowledge of the Company, each agreement specified in Schedule 3(n)(ii), except for those agreements identified on Schedule 3(n)(ii) as terminated:  (A) is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not in breach of such agreements; and (C) no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, revision, or amendment of any of such agreements, including, without limitation, the signing of this Agreement.

(iii)

The Company and its Subsidiaries own or possess adequate rights or licenses to use all Subject IP, trademarks, trade names, service marks, service mark registrations, service names, copyrights, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect.  Except as disclosed on Schedule 3(n)(ii), the Company possesses sole, exclusive, valid, and unencumbered title to the patents and patent applications listed on Schedule 3(n)(i), and has not granted any liens, mortgages, or encumbrances thereon or thereto.  Except as disclosed on Schedule 3(n)(ii), the Company has the full, right, power and authority to grant all of the rights and interests granted to the Buyers in this Agreement and to the Trustee under the Security Agreement with respect to the Subject IP, the Subject Agreements, and the rights granted in the Subject IP (the “Licensed Rights”).

(iv)

To the knowledge of the Company, there are no unpaid maintenance or renewal fees currently overdue for patents and patent applications listed on Schedule 3(n)(i), and no applications or registrations therefor have lapsed or expired, or been abandoned or cancelled, except where such lapse, expiration, abandonment, or cancellation would not result, either individually or in the aggregate, in a Material Adverse Effect.  None of the Company’s Subject IP, trademarks, trade names, service marks, service mark registrations, service names, copyrights, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except as set out in the Canadian Documents and the SEC Documents or where such expiration or termination would not r esult, either individually or in the aggregate, in a Material Adverse Effect.

(v)

The Company (to the extent the Company is an applicant or is otherwise involved or was involved in the prosecution of any patent or patent application comprising the Subject IP) and, to the knowledge of the Company, each inventor of such patents or patent applications, has complied with all applicable Patent Office duties of candor and good faith in dealing with any Patent Office, including the duty to disclose to any Patent Office in which it is required all information believed to be material to the patentability of each of such patent applications.

(vi)

No payments by the Company are presently or at any time in the future are expected to become due to any other Person in respect of the Subject IP.

(vii)

Except as would not have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, inventions, copyrights, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and except as would not have a Material Adverse Effect, there is no claim, action or proceeding being made or brought against, or to the knowledge of the Company, being threatened against, the Company or its Subsidiaries regarding the infringement of third party intellectual property rights by its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, or trade secrets.  T he Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(viii)

There have been, and to the knowledge of the Company, there is no pending, decided or settled opposition, interference, third party reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, ITC investigation, decree, or any other dispute, disagreement or claim, other than patent office review of pending applications for patents and trademarks and any related appeal, reissue and reexamination proceedings (collectively referred to hereinafter as “Disputes”), and to the knowledge of the Company, no such Dispute has been threatened that challenges the legality, validity, enforceability or ownership of the Subject IP or that would give rise to a credit against the royalties due to the Company from the applicable licensee for the use of related licensed products (“Licensed Products” ;) or Licensed Rights under a Subject Agreement.  To the knowledge of the Company, no circumstances or grounds exist that would give rise to such a Dispute.  There is no Dispute or any written notice received by the Company of any such Dispute by any third party against the Company, and, to the knowledge of the Company there exists no circumstances or grounds upon which any such claim could be asserted, as pertaining to the Licensed Products under the Subject Agreements.  The Company has not sent any notice of any such Dispute to another party and, to the knowledge of the Company, there exists no circumstance or grounds upon which the Company could assert any such claim, as pertaining to the Licensed Products under a Subject Agreement.

(o)

Title.

The Company and its Subsidiaries have good and marketable title in fee simple to any real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(p)

Environmental Laws.

(i)

The Company and its Subsidiaries:

(A)

are in compliance with any and all Environmental Laws,

(B)

have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and

(C)

are in compliance with all terms and conditions of any such permit, license or approval,

except in each case where the failure of the Company and its subsidiaries would not, either individually or in the aggregate, have a Material Adverse Effect.

(ii)

Except as would not have a Material Adverse Effect, with respect to the Company and/or its Subsidiaries:

(A)

there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law, and

(B)

neither the Company nor any of its Subsidiaries has received any notice with respect to the foregoing, nor is any action pending or, to the knowledge of the Company, threatened in connection with the foregoing.  The term “Environmental Laws” means all Canadian (and, if applicable), United States federal, state, provincial, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardo us Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(iii)

Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

(q)

Insurance.

The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks (including, without limitation, clinical trials, product liability, and directors’ and officers’ insurance) and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r)

Regulatory Permits.

Except for Permits (as defined below) the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the “Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

(s)

Internal Accounting Controls.

The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)

transactions are executed in accordance with management’s general or specific authorizations,

(ii)

transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,

(iii)

access to assets is permitted only in accordance with management’s general or specific authorization, and

(iv)

the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)

Dilutive Effect.

The Company acknowledges that its obligation to issue the Unit Shares upon conversion of the Units, in accordance with the Trust Indenture and respective terms of the Units, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(u)

No Materially Adverse Restrictions, Etc.

Except as disclosed in the Form 20-F (excluding any exhibits thereto), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.

(v)

Tax Status.

The Company and each of its Subsidiaries:

(i)

has made or filed all Canadian federal and state or provincial income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,

(ii)

has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and

(iii)

has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(w)

Transactions With Affiliates.

Except as set forth on Schedule 3(w) or in the Form 20-F (excluding any exhibits thereto), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than as compensation for services as employees, officers and directors, including stock options granted pursuant to the Company’s stock option plans described in Section 3(c)(i)), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(x)

Application of Takeover Protections.

The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Constating Documents, the rules of the TSX, the laws of the jurisdiction of its organization or the laws of any other state or province which is or could become applicable to the Buyers solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyers’ ownership of the Securities.  For greater certainty, the Board of Directors of the Company has waived the application of Section 3.1 of the Shareholders Rights Plan Agreement dated as of July 31, 2000 between the Company and Pacific Corporate Trust Company (the “ Company Rights Plan”) to the Company’s issuance of the Securities and the Buyers’ ownership of the Securities; however, the relevant provisions of the Company Rights Plan will apply to any other acquisitions of securities of the Company by the Buyers.

(y)

Rights Agreement.

Except for the Company Rights Plan, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(z)

No Other Agreements.

The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(aa)

Foreign Corrupt Practices.

Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(bb)

Solvency.

The Company individually and together with its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature.

(cc)

Canadian Resale Rules

The Unit Shares issuable to the Buyer will be freely resaleable in Canada on the TSX provided that the following conditions are met at the time of the trade:

(i)

the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(ii)

at least four months have elapsed from the date of the Closing;

(iii)

a certificate representing the securities was issued that carried a legend stating:  “Unless permitted under securities legislation, the holder of this security must not trade the security before [the date that is four months and one day from the Closing Date]”;

(iv)

the trade is not a control distribution;

(v)

no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

(vi)

no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vii)

if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of Canadian Securities Laws.

The Company is not aware of any reason that BVF and the other Buyers will be unable to comply with the above conditions; however, BVF and the other Buyers acknowledge that the conditions in paragraphs (ii), (iv), (v) and (vi) are within the control of BVF and the other Buyers.  The Company has furnished to the Buyers complete and accurate copies of its Constating Documents as amended to date and presently in effect.

(dd)

Labor Matters.

To the knowledge of the Company, no Executive Officer intends to resign or terminate his or her employment with the Company within twelve (12) months following the Closing Date.  The Company does not have a present intention to terminate, suspend, lay off or otherwise modify the employment of any such Executive Officer.  Each Executive Officer is devoting 100% of his or her business time to the conduct of the business of the Company and the Company has no reason to believe that such schedule will be modified.

(ee)

Common Stock Not Listed on United States Exchange.

The Common Stock of the Company is not listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

(ff)

Ownership of Assigned Interests and Revenue Interests

Seller immediately prior to the assignment of the Assigned Interests (as defined in the Security Agreement) owns, and is the sole holder of, all the Revenue Interests (as defined in the Security Agreement); and except as set forth in Schedule 3(o), the Company owns, and is the sole holder of, and/or has and holds a valid, enforceable and subsisting license to, all of those other assets that are required to produce or receive any payments from any licensee or payor under and pursuant to, and subject to the terms of, each of the Subject Agreements (as defined in the Security Agreement), in each case free and clear of any and all Liens, except those Liens created in favor of the Trustee, for the benefit of the Buyers, pursuant to the Security Agreement and any other Transaction Document and other than as set forth on Schedule 3(o).  Seller has not transferred, sold, or ot herwise disposed of, and has not agreed to transfer, sell, or otherwise dispose of any portion of the Revenue Interests other than as contemplated by this Agreement or the applicable Subject Agreement.  No Person other than the Company has any right to receive the payments payable under any Subject Agreement other than in respect of the Assigned Interests, the Trustee from and after the Closing Date.  The Company has the full right to assign to the Trustee all of the Company’s rights and interests in and to the Assigned Interests without any requirement to obtain the consent of any Person, other than those consents that have or will be obtained on or prior to the Closing Date.

4.

COVENANTS.

(a)

Reasonable Commercial Efforts.

Each party shall use all reasonable commercial efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)

Prohibited Transactions

(i)

Each of the Buyers agrees not to engage in any hedging or other related or similar transactions involving the Common Stock, except a Buyer may engage in such transactions with respect to Common Stock: (a) it already owns or (b) Common Stock it does not own; provided, however, that such Buyer has delivered a notice to convert the units into such number of shares of Common Stock. For purposes of this Agreement, “hedging or other related or similar transactions” include, without limitation, effecting any short sale or having in effect any short position (regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from such Common Stock and e ntering into any swap or other arrangement that transfers to a person, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in this paragraph is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(ii)

During the last thirty (30) days prior to the Closing Date, none of the Buyers nor any Affiliate of such Buyer, foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).

(iii)

For a period of 90 days from the Closing Date, none of the Buyers shall, nor shall such Buyer cause any of its Affiliates to, engage, directly or indirectly, in (a) a Prohibited Transaction or (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the shares of Common Stock, warrants or other securities of the issuer acquired hereunder.

(c)

Form D and Blue Sky.

The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of California and, if applicable, any other states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States and under the Cana dian Securities Laws following each of the Closing Dates.

(d)

Reporting Status.

Until the later of:

(i)

the date which is one year after the date as of which the Buyers may sell all of the Unit Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and

(ii)

the date on which:

(A)

the Buyers shall have sold all the Unit Shares and

(B)

none of the Units is outstanding (the “Reporting Period”),

the Company shall timely file all reports required to be filed by it with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(e)

Use of Proceeds.

The Company will use the proceeds from the sale of the Units for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(e).

(f)

Financial Information.

The Company agrees to send the following to each Buyer during the Reporting Period:

(i)

within two (2) days after the filing thereof with the SEC, a copy (electronic or otherwise) of its Annual Reports on Form 20-F, its Periodic Reports on Form 6-K, if any, and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act or 1934 Act or equivalent documents filed under Canadian Securities Laws;

(ii)

on the same day as the release thereof, a copy (electronic or otherwise) of all press releases issued by the Company or any of its Subsidiaries; and

(iii)

copies (electronic or otherwise) of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(g)

Reservation of Shares.

The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock to cover all of the Unit Shares issuable upon conversion of all of the Units (without regard to any limitations on exercise).

(h)

Listing.

The Company has applied for the listing of all Unit Shares issuable hereunder upon the TSX and, if applicable, will apply for the listing of all Unit Shares issuable hereunder upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock become listed (subject to official notice of issuance) and shall use all reasonable commercial efforts to secure said listing(s) and, thereafter, maintain them, so long as any other shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable under the terms of the Transaction Documents.  So long as any Securities are outstanding, the Company shall use all reasonable commercial efforts to maintain the Common Stock’s authorization for quotation on the TSX (the “Principal Market”) or such other national securities exchange or automated quotation system , as applicable.  Until five (5) years from the Closing Date, the Company and its Subsidiaries shall use all reasonable commercial efforts to maintain the listing of its Common Stock on the Principal Market.

(i)

Filing of Form 6-K.

On or before 8:30 a.m., Vancouver time, on the 2nd Business Day following the Closing Date, the Company shall file a Report on Form 6-K with the SEC reporting the terms of the transactions contemplated by the Transaction Documents with the substance and in the form required by the 1934 Act.

(j)

No Stockholder Approval.

The Company shall provide the Buyers with evidence satisfactory to the Buyers that shareholder approval is not required by the Principal Market or any Canadian or provincial laws applicable to the Company.

(k)

Good Standing.

At Closing, the Company shall deliver a good standing certificate to each of the Buyers, certifying the Company’s qualification to do business and its good standing in the province of British Columbia.

(l)

Legal Fees.

At Closing, the Company shall pay the reasonable fees and expenses of counsel to BVF, including, in addition to its US counsel, the reasonable fees and expenses of its Canadian counsel, up to an aggregate amount of US$75,000.

5.

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company to issue and sell the Units to BVF and each other Buyer, if any, at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion (except subsection (d)) by providing each Buyer with prior written notice thereof:

(a)

Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)

Such Buyer shall have delivered to the Company the purchase price for the Units being purchased at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)

The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(d)

The TSX shall have approved the transactions contemplated in the Transaction Documents.

6.

CONDITIONS TO EACH BUYERS’ OBLIGATION TO PURCHASE.

The obligation of BVF and each other Buyer, if any, hereunder to purchase the Units from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyers’ sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)

The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

(b)

The Unit Shares issuable upon conversion of the Units (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by any Canadian securities administrator or the SEC or the Principal Market from trading on the Principal Market nor shall suspension by any Canadian securities administrator or the SEC or the Principal Market have been threatened either:

(i)

in writing or

(ii)

by falling below the minimum listing maintenance requirements of the Principal Market; and the Unit Shares issuable upon exercise of the Units (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Principal Market.

(c)

The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(d)

Such Buyer shall have received the opinion of Farris, Vaughn, Wills & Murphy LLP, dated as of the Closing Date, in the form of Exhibit B, attached hereto.

(e)

The Company shall have executed and delivered to such Buyer the Units (in such denominations as such Buyer shall request) being purchased by such Buyer at the Closing.

(f)

The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

(g)

As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Units 100% of the shares of its Common Stock covered by the Units.

(h)

The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in such entity’s state or province of incorporation or organization issued by the appropriate governmental agency of such state or province of incorporation or organization as of a date within ten days of the Closing Date.

(i)

The Company shall have delivered to such Buyer a certified copy of the Constating Documents as of a date within ten days of the Closing Date.

(j)

The Company shall have delivered to such Buyer a certificate executed by the Secretary or Chief Financial Officer, dated as of the Closing Date, certifying as to:

(i)

the Resolutions, and

(ii)

the Constating Documents

each as in effect at the Closing.

(k)

The Company shall have made all filings under all applicable Canadian and United States federal and state or provincial securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(l)

The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within ten days of the Closing Date.

(m)

The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

(n)

The Company and the Trustee (or another trustee reasonably acceptable to the Company and the Buyers) shall each have entered into the Trust Indenture and the Security Agreement.

(o)

Financing statements, in form reasonably acceptable to the Buyers and the Trustee, evidencing the grant to the Trustee, for the Buyers’ benefit, of a first priority security interest in the Collateral, shall have been filed by the Company in each and every jurisdiction where such filing is required in order to provide the Trustee a first priority security interest in any or all of the Collateral.

7.

INDEMNIFICATION.

In consideration of each Buyers’ execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to:

(a)

any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document delivered by the Company and contemplated hereby or thereby,

(b)

any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document delivered by the Company and contemplated hereby or thereby,

(c)

any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is

(i)

brought or made by the Company; and

(ii)

is not a shareholder derivative suit) and arising out of or resulting primarily from:

(A)

the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,

(B)

any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities; or

(C)

the status of such Buyer or holder of the Securities as a purchaser of Units.

To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8.

MISCELLANEOUS.

(a)

Governing Law; Jurisdiction; Venue; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the laws of British Columbia shall be applicable with respect to corporate matters applicable to the Company.  Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of San Francisco, which shall be the exclusive venue for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUE ST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)

Counterparts.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)

Headings.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)

Entire Agreement; Amendments.

This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, including the Transaction Documents, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 66 2/3% of the Units then held by the Buyers. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Units then outstanding. &nbs p;No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents.

(f)

Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:

(i)

upon receipt, when delivered personally;

(ii)

upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or

(iii)

one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

MIGENIX Inc.
3650 Wesbrook Mall
Vancouver, British Columbia
V6S 2L2
Telephone:

(604) 221-9666
Facsimile:

(604) 221-9688
Attention:

President & CEO

With a copy to:

Farris, Vaughn, Wills & Murphy LLP
25th Floor – 700 West Georgia Street
Vancouver, British Columbia
V7Y 1B3
Telephone:

(604) 661-9307
Facsimile:

(604) 661-9349
Attention:

Hector MacKay-Dunn

If to the Transfer Agent:

Pacific Corporate Trust Company
625 Howe Street
10th Floor
Vancouver, BC
V6C 3B8
Telephone:

(604) 689-9853
Facsimile:

(604) 689-8144
Attention:

Manager, Corporate Trust

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to the Trustee and such Buyers’ representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally re cognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 66 2/3% of the Units then held by the Buyers, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement. All securities held or acquired by affiliated entities or their associates shall be aggregated for purposes of determining the availability of any rights under this Agreement.

(h)

No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)

Survival.

Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, and the indemnification provisions set forth in Section 7, shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)

Publicity.

The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions in the from as is required by applicable law and regulations (although BVF shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(k)

Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)

Termination.

In the event that the Closing shall not have occurred on or before May 15, 2006 due to the Company’s or such Buyers’ failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(m)

Placement Agent.

The Buyers acknowledge that the Company has engaged a placement agent in connection with the sale of the Units, and that the Company may issue to such placement agent such number of shares of Common Stock equal to 5% of the aggregate number of Unit Shares issuable upon conversion of the Units sold to the Buyers.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(n)

Equitable Relief.

The Company acknowledges that a breach by it of its obligations or covenants hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations and covenants under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or preliminary or permanent injunctions restraining any breach and requiring, to the extent applicable, specific performance, without the necessity of showing economic loss and without any bond or other security being required.

(o)

No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p)

Remedies.

In addition to any other rights it may have hereunder, each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

[signature page follows]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: MIGENIX INC. By: __________________________ Name: Title:

BUYERS:

BIOTECHNOLOGY VALUE FUND, L.P.

By:   BVF Partners, L.P., its general partner

By: BVF, Inc., its general partner

By: /s/__________________________
         Mark N. Lampert
         President

BIOTECHNOLOGY VALUE FUND II, L.P.

By: BVF Partners L.P., general partner

By: BVF, Inc., general partner

By: /s/__________________________
         Mark Lampert
         President

BVF INVESTMENTS, L.L.C.

By: BVF Partners L.P., its manager

By: BVF Inc., its general partner

By: /s/__________________________

          Mark Lampert

          President

INVESTMENT 10, L.L.C.

By: BVF Partners L.P., its attorney-in-fact

By:     BVF Inc., its general partner

By: /s/__________________________

          Mark Lampert

          President

SCHEDULE OF BUYERS

Buyer’s Name	Buyer’s Address and Facsimile Number	Number of Units	Buyer’s Representatives’ Address and Facsimile Number
Biotechnology Value Fund, L.P.	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888	2,646	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888
Biotechnology Value Fund II, L.P.	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888	1,813	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888
BVF Investments, L.L.C.	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888	6,909	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888
Investment 10, L.L.C.	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile: (312) 506-6888	762	900 N. Michigan Ave., Suite 1100 Chicago, IL 60611 Facsimile (312) 506-6888
Noam J. Rubinstein	Rodman & Renshaw LLC 1270 Avenue of the Americas 16th Floor New York, NY 10017 Facsimile: (212) 356-0536	150	1270 Avenue of the Americas 16th Floor New York, NY 10017 Facsimile: (212) 356-0536
Southpoint Master Fund, LP	c/o the Bank of Bermuda (Cayman) Ltd. P.O. Box 513 G.T. Strathvale House, North Church Street George Town, Grand Cayman, Cayman Islands, BWI	8,515	c/o Southpoint Capital Advisors LP 623 Fifth Avenue, Suite 2503 New York, NY 10022 Facsimile: (212) 692-6355
Fort Mason Master, LP	456 Montgumery Street, 22nd Floor San Franscisco, CA 94104 Facsimile: (415) 249-3389	8,142	456 Montgumery Street, 22nd Floor San Franscisco, CA 94104 Facsimile: (415) 249-3389
Fort Mason Partners, LP	456 Montgumery Street, 22nd Floor San Franscisco, CA 94104 Facsimile: (415) 249-3389	528	456 Montgumery Street, 22nd Floor San Franscisco, CA 94104 Facsimile: (415) 249-3389
TOTAL		29,465